EXHIBIT 23.02

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       [ORGINAL PRINTED ON MCGLADREY & PULLEN, LLP LETTERHEAD]


               CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
PAUL-SON GAMING CORPORATION
Las Vegas, Nevada


We  hereby consent to the use in this Form 10-K/A (Amendment  No.
1) of our report dated August 25, 1995, relating to the consolidated financial statements of Paul-Son Gaming Corporation and Subsidiaries.


/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
September 12, 1996

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